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                                                                 Exhibit (10)(b)



                                  October 9, 1996



The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, DE 19809

Gentlemen:

         We have acted as counsel for The RBB Fund, Inc. (the "Fund") in connection with the registration of the Fund under the Investment Company Act of 1940 (the "1940 Act") and the registration of the Class T, U, V, X, Y, Z, AA, BB, CC, II, JJ, KK, LL, MM, NN, OO and PP (BEA) shares of Common Stock, par value $.001 per share, of the Fund ("Shares") under the Securities Act of 1933 (the "1933 Act"). In this regard, we have participated in the preparation of the Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, relating to the Fund and the Shares, which is filed by the Fund under the 1933 Act and the 1940 Act.

         We are of the opinion that the Shares to be offered and sold by the Fund, when issued and sold pursuant to the terms described in the Post-Effective Amendment to the Registration Statement when it becomes effective and in conformity with applicable Federal and state securities laws, will be legally issued, fully paid and nonassessable.

         We consent to the use of our name on the back page of the prospectus and in the statement of additional information under the caption "Miscellaneous
- Counsel" in the Post-Effective Amendment to the Registration Statement, and we also consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours
                         /s/ Ballard Spahr Andrews & Ingersoll